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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

a) CoStar Realty Information, Inc., a Delaware corporation

b) Comps, Inc., a Delaware corporation

c) ARES Development Group, Inc., a California corporation